TOTAL ENTERTAINMENT RESTAURANT CORP.
                      9300 East Central Avenue, Suite 100
                             Wichita, Kansas 67206
                                P.O. Box 782558
                           Wichita, Kansas 67278-2558
                              Phone (316) 634-0505

For Immediate Release                             Contact: Christopher L. Wettig
                                                                  (316) 634-0505

Total Entertainment Restaurant Corp.                                NASDAQ: TENT
News Release

Wichita, Kansas                                                  October 5, 1999

Total Entertainment Restaurant Corp. today announced that its Board of Directors has authorized a program to repurchase up to 1,000,000 shares of the Company's common stock. The Company said that the timing, price, quantity and manner of purchase will be made at the discretion of management and will depend upon market conditions.

The Company will fund the repurchase program through available bank credit facilities. Depending upon the number of shares repurchased and the price paid for each share, the share repurchase program could reduce the number of restaurants to be opened during fiscal year 2000 under the Company's current expansion plans.

This Press Release contains certain forward-looking statements of the Company within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the Press Release will prove to be accurate.